Exhibit 99.2

CrossLogix, Inc.

Consolidated Financial Statements

For the Years Ended

December 31, 2002 and 2001

Report of Independent Accountants

To the Board of Directors and Shareholders of

CrossLogix, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of shareholders’ deficit and of cash flows present fairly, in all material respects, the financial position of CrossLogix, Inc. and its subsidiary at December 31, 2002 and 2001, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/    PRICEWATERHOUSECOOPERS LLP

April 4, 2003

CrossLogix, Inc.

Consolidated Balance Sheets

	December 31,
	2002	2001
Assets
Current assets:
Cash and cash equivalents	$4,233,883	$8,447,398
Accounts receivable	317,050	80,167
Other current assets	33,629	161,358

Total current assets	4,584,562	8,688,923

Property and equipment, net	100,000	408,734
Deposits and other assets	50,542	221,564

Total assets	$4,735,104	$9,319,221

Liabilities, Redeemable Convertible Preferred Stock and Shareholders’ Deficit
Current liabilities:
Accounts payable and accrued liabilities	$324,230	$430,143
Accrued compensation and related expenses	55,797	268,724
Current portion of capital lease obligations	—	110,572
Deferred revenue	386,375	136,426

Total current liabilities	766,402	945,865

Capital lease obligations, less current portion	—	27,163

Total liabilities	766,402	973,028

Redeemable convertible preferred stock, $0.001 par value, 15,800,000 shares authorized; 15,583,546 shares issued and outstanding at December 31, 2002 and 2001 (Liquidation value of $31,931,999 at December 31, 2002)	31,828,991	31,828,991

Commitments and contingencies (Note 8)

Shareholders’ deficit:
Preferred stock: $0.001 par value, no shares authorized:
Common stock, $0.001 par value; 28,800,000 shares authorized; 2,983,251 and 2,949,085 issued and outstanding at December 31, 2002 and 2001, respectively	431	397
Additional paid-in capital	185,369	187,892
Deferred stock-based compensation	(261)	(5,830)
Accumulated deficit	(28,045,828)	(23,665,257)

Total shareholders’ deficit	(27,860,289)	(23,482,798)

Total liabilities, redeemable convertible preferred stock and shareholders’ deficit	$4,735,104	$9,319,221

The accompanying notes are an integral part of these consolidated financial statements.

CrossLogix, Inc.

Consolidated Statements of Operations

	Years Ended December 31,
	2002	2001
Revenue:
License	$25,000	$1,406,000
Services	475,509	541,847

Total revenue	500,509	1,947,847

Cost of revenue:
License	105,787	193,111
Services	140,415	276,817

Total cost of revenue	246,202	469,928

Gross profit	254,307	1,477,919

Operating expenses:
Research and development	1,986,590	3,210,411
Sales and marketing	1,578,558	3,651,376
General and administrative	1,137,170	1,808,679

Total operating expenses	4,702,318	8,670,466

Loss from operations	(4,448,011)	(7,192,547)

Interest income and other	106,827	489,779
Interest expense and other	(39,387)	(11,711)

Net loss	$(4,380,571)	$(6,714,479)

The accompanying notes are an integral part of these consolidated financial statements.

CrossLogix, Inc.

Consolidated Statements of Shareholders’ Deficit

For the Years Ended December 31, 2002 and 2001

	Common Stock		Additional Paid-In Capital	Deferred Stock-Based Compensation	Accumulated Deficit	Total
	Shares	Amount
Balances, December 31, 2000	2,920,858	$369	$207,134	$(39,187)	$(16,950,778)	$(16,782,462)

Common stock options exercised	28,227	28	5,224	—	—	5,252
Deferred stock-based compensation related to stock option grants	—	—	(24,466)	24,466	—	—
Amortization of deferred stock-based compensation	—	—	—	8,891	—	8,891
Net loss	—	—	—	—	(6,714,479)	(6,714,479)

Balances, December 31, 2001	2,949,085	397	187,892	(5,830)	(23,665,257)	(23,482,798)

Common stock exercised	4,166	4	829	—	—	833
Issuance of common stock to a non-employee for services rendered	30,000	30	—	—	—	30
Amortization of deferred stock-based compensation	—	—	(3,352)	5,569	—	2,217
Net loss	—	—	—	—	(4,380,571)	(4,380,571)

Balances, December 31, 2002	2,983,251	$431	$185,369	$(261)	$(28,045,828)	$(27,860,289)

The accompanying notes are an integral part of these consolidated financial statements.

CrossLogix, Inc.

Consolidated Statements of Cash Flows

	Years Ended December 31,
	2002	2001
Operating activities:
Net loss	$(4,380,571)	$(6,714,479)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	173,146	275,154
Stock-based compensation expense	2,247	8,891
Property and equipment written off	173,461	—
Gain on disposal of equipment	—	(621)
Changes in operating assets and liabilities:
Accounts receivable	(236,883)	625,347
Other current assets	127,729	451,519
Accounts payable and accrued liabilities	(105,913)	(145,716)
Accrued compensation and related expenses	(212,926)	15,029
Deferred revenue	249,949	(1,076,745)
Deposits and other assets	171,022	(63,954)

Net cash used in operating activities	(4,038,739)	(6,625,575)

Investing activities:
Purchase of property and equipment	(37,874)	(123,084)
Proceeds from disposal of equipment	—	2,270

Net cash used in investing activities	(37,874)	(120,814)

Financing activities:
Repayment of capital lease obligations	(137,735)	(114,583)
Issuance of common stock	833	5,252

Net cash used in financing activities	(136,902)	(109,331)

Net decrease in cash and cash equivalents	(4,213,515)	(6,855,720)

Cash and cash equivalents at beginning of the year	8,447,398	15,303,118

Cash and cash equivalents at end of the year	$4,233,883	$8,447,398

Supplemental cash flow information:
Interest paid	$7,845	$15,835

Supplemental and disclosure of noncash activities:
Deferred stock-based compensation, net of cancellations	$(3,352)	$(24,466)

The accompanying notes are an integral part of these consolidated financial statements.

CrossLogix, Inc.

Notes to Consolidated Financial Statements

1.	The Company and Summary of Significant Accounting Policies

The Company

CrossLogix, Inc. (the “Company”), was incorporated on February 14, 1997 in California to develop, market and support enterprise-class software for rules-based access control and integrated web and legacy computing environments.

The Company has incurred substantial losses and negative cash flows from operations in every fiscal period since inception. Management expects operating losses and negative cash flows to continue for the foreseeable future and anticipates that losses will decrease from current levels as the Company has restructured its operations and significantly reduced its work force over the past year. Failure to generate sufficient revenues, raise additional capital or reduce certain discretionary spending could have a material adverse effect on the Company’s ability to continue as a going concern and to achieve its intended business objectives.

The Company’s consolidated financial statements have been presented on a basis that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company continues to face significant risks associated with the successful execution of its strategy given the current market environment for similar companies selling large and complex enterprise software solutions. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company formed CrossLogix UK Limited, a wholly-owned subsidiary in the United Kingdom during fiscal 2000 to expand into the European market. On December 12, 2002, the Company ceased its operations in the United Kingdom as part of its restructuring plan by dissolving the wholly-owned subsidiary. Accordingly, the balance sheet as of December 31, 2002 does not include any balances relating to CrossLogix UK Limited and the consolidated statement of operations and of shareholders’ deficit and of cash flows for the year ended December 31, 2002 include transactions up to December 12, 2002, the date of cessation of CrossLogix UK Limited. The financial statements as of December 31, 2001 and for the year then ended are consolidated and include the Company and its subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CrossLogix, Inc.

Notes to Consolidated Financial Statements (Continued)

Cash and cash equivalents

The Company considers all highly liquid investments with an original or remaining maturity at date of purchase of three months or less to be the equivalent of cash for the purpose of balance sheet and statement of cash flows presentation. Cash and cash equivalents consist primarily of money market funds which are carried at cost which approximates market value.

Restricted cash

At December 31, 2001, cash balances of $142,000 were restricted from withdrawal and held in a bank in the form of a certificate of deposit of which $72,000 is included in other current assets and $70,000 in deposits and other assets in the accompanying consolidated balance sheet. The certificate of deposit served as collateral supporting security deposits for the Company’s California and New York facilities held under operating leases. During 2002, these operating leases were terminated and the related security deposits were released to the Company.

Concentration of credit risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. Cash and cash equivalents are held primarily with three financial institutions. The Company’s accounts receivable are derived from revenue earned from customers located primarily in the U.S. and are denominated in U.S. dollars. The Company performs ongoing credit evaluations of its customers, generally does not require collateral of its customers and maintains allowances for potential credit losses.

The table below summarizes customers that represented at least 10% of the Company’s accounts receivable or revenue as of and for the year ended December 31:

	2002		2001
	Accounts Receivable	Revenue	Accounts Receivable	Revenue
Customer #1	37%	76%	94%	74%
Customer #2	—	19%	—	26%
Customer #3	63%	—	—	—

Property and equipment

Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets or, for leasehold improvements and assets subject to capital lease obligations, over the shorter of their estimated useful lives or the remaining term of the related leases. Repair and maintenance costs, which do not extend the lives of the related assets, are charged to expense as incurred.

CrossLogix, Inc.

Notes to Consolidated Financial Statements (Continued)

Software development costs

Software development costs are capitalized beginning when a product’s technological feasibility has been established, which to date has been when the Company has a working model of the software, and ending, when a product is available for general release to customers. Substantially all development costs are incurred prior to establishing a working model. As a result, the Company has not capitalized any software development costs since such costs have not been significant.

Research and development costs

Research and development costs are expensed as incurred.

Foreign currency translation

The Company uses the U.S. dollar as its functional currency. Foreign currency assets and liabilities are translated into U.S. dollars at the end-of-period exchange rates except for property and equipment and related amortization, which are translated at historical exchange rates. Expenses are translated at average exchange rates in effect during each period, except for those expenses related to balance sheet amounts which are translated at historical exchange rates. Gains or losses from foreign currency transactions are included in the statement of operations and were not material for 2002 and 2001.

Comprehensive income (loss)

Comprehensive income (loss) includes all changes in equity during a period from non-owner sources. To date, the Company’s only component of comprehensive loss through December 31, 2002 was net loss. Accordingly, comprehensive loss and net loss are the same for all periods presented.

Fair value of financial instruments

The carrying values of the Company’s financial instruments, including cash and cash equivalents, accounts receivable and accounts payable approximate their fair values due to their relatively short maturities.

Revenue recognition

The Company derives revenues from license of its software and related services, which include assistance in implementation, customization and integration, post-contract customer support, training and consulting.

As a majority of the Company’s agreements involve significant implementation or customization essential to the functionality of the Company’s product, license and services revenues are recognized using the percentage-of-completion method using labor hours incurred as the measure of progress towards completion. Provisions for estimated contract losses are recognized in the period in which the loss becomes probable and can be reasonably estimated.

In cases where a sale of license does not involve significant implementation or customization essential to the functionality of the Company’s product, license revenue is recorded when all the following conditions are met:

CrossLogix, Inc.

Notes to Consolidated Financial Statements (Continued)

–	a signed contract or other persuasive evidence of an arrangement exists;

–	the software has been shipped or electronically delivered;

–	the license fee is fixed or determinable; and

–	the Company believes that the collection of these fees is reasonably assured.

For contracts with multiple obligations (e.g., undeliverable elements, such as customer support and other services), the Company allocates revenues to the undelivered element of the agreement based on objective evidence of its fair value using the residual method. For other services, this objective evidence is the sales price of the element when sold separately by the Company. For post contract customer support, the objective evidence is the price sold separately or the substantive renewal rates included in the arrangements. The Company recognizes customer support revenues, including amounts allocated from contracts with multiple elements, for ongoing customer support, ratably over the period of the support contract. The Company’s customer support arrangements entitle customers to telephone support and unspecified upgrades and enhancements. Payments for customer support are generally made in advance and are non-refundable. For revenues allocated to training and consulting services or derived from the separate sales of these services, the Company recognizes revenues as the related services are performed.

As of December 31, 2002 and 2001, deferred revenue included advance payments received for customer support and license revenues received or due under the terms of the contracts for which vendor specific objective evidence of fair value was not available for certain elements of the contracts.

Income taxes

The Company accounts for income taxes under the liability method, which requires that deferred income taxes are provided for temporary differences between the tax bases of the Company’s assets and liabilities and their consolidated financial statement reported amounts. In addition, deferred tax assets are recorded for the future benefit of utilizing net operating losses and research and development credit carryforwards. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that the deferred tax assets are not expected to be realized.

Segments

The Company operates in one disclosable segment, using one measurement of profitability for its business. All the Company’s revenues were to customers located in the United States of America. The long-lived assets information, comprising property and equipment, is based on the physical location of the assets. The following is a summary of property and equipment, net by geographic area:

CrossLogix, Inc.

Notes to Consolidated Financial Statements (Continued)

	December 31,
	2002	2001
United States of America	$100,000	$404,869
United Kingdom	—	3,865

	$100,000	$408,734

Stock-based compensation

The Company uses the intrinsic value method to record stock-based compensation for stock options granted to employees, which requires that deferred stock-based compensation be recorded for the difference between an option’s exercise price and the fair market value of the underlying common stock on the date both the number of shares and exercise price of the option grant are known. The proforma net loss disclosures presented in Note 7 illustrate the effect on net loss if the Company had applied the fair value recognition provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” assuming all options granted since the Company’s inception were valued using the minimum value method and the resulting stock-based compensation amortized in the consolidated statement of operations over the period the option became exercisable, generally four years, using the multiple option approach.

Had the Company applied the fair value recognition provisions of SFAS 123 at the grant dates for stock options granted, the Company’s net loss would have been changed to the pro forma amounts indicated below:

	Years Ended December 31,
	2002	2001
Net loss—as reported	$(4,380,571)	$(6,714,479)
Add: Stock-based employee compensation expense included in reported net loss, net of related taxes	2,217	8,891
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related income taxes	(2,509)	(13,160)

Pro forma net loss	$(4,380,863)	$(6,718,748)

However, if the stock options have features that allow the Company to repurchase the shares obtained by the holder upon the exercise of the stock option before six months have passed, the Company uses the variable method to account for stock options. Under the variable method, stock-based compensation is recorded for the difference between an option’s exercise price and the fair market value of the underlying common stock until the option is exercised, canceled or forfeited. As all options granted by the Company prior to December 31, 2000 have this repurchase feature, the Company is using the variable method to account for those options.

CrossLogix, Inc.

Notes to Consolidated Financial Statements (Continued)

Recent accounting pronouncements

In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142 (“SFAS 142”), “Goodwill and Other Intangible Assets,” which is effective for fiscal years beginning after December 15, 2001. This standard eliminates the amortization of goodwill and requires goodwill to be reviewed at least annually for impairment, the useful lives of previously recognized intangible assets to be reassessed and the remaining amortization periods to be adjusted accordingly. The adoption of SFAS 142 did not have an impact on the Company’s financial position or on its results of operations as the Company had no intangible assets related to acquisitions or goodwill.

On October 4, 2001, the FASB issued Statement of Financial Accounting Standards No. 144 (“SFAS 144”), “Accounting for the Impairment or Disposal of Long-Lived Assets,” which supercedes SFAS 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting Results of Operations – Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions.” SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets and is effective for fiscal years beginning after December 15, 2001. The adoption of SFAS 144 did not have an impact on the Company’s financial position or on its results of operations.

In April 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 145, “Rescission of FASB Statement No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections” (“SFAS 145”), which eliminates inconsistencies between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS 145 also amends other existing authoritative pronouncements to make various technical corrections, clarifying meanings, or describe their applicability under changed conditions. The provisions of SFAS 145 are effect for fiscal years beginning after May 15, 2002 and for transactions occurring after May 15, 2002. The Company does not expect adoption of SFAS 145 to have a material impact on the Company’s financial position or on its results of operations.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Exit and Disposal Activities” (“SFAS 146”) which addresses the recognition, measurement and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the EITF has set forth in EITF Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” SFAS 146 will be effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not expect adoption of SFAS 146 to have a material impact on its financial position or its results of operations.

CrossLogix, Inc.

Notes to Consolidated Financial Statements (Continued)

In November 2002, the FASB issued Interpretation No. 45 (“FIN 45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” FIN 45 requires that a liability be recorded in the guarantor’s balance sheet upon issuance of certain guarantees or indemnifications. In addition, FIN 45 requires disclosures about the guarantees or indemnifications that an entity has issued, including a reconciliation of changes in the entity’s product warranty liabilities. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees or indemnifications issued or modified after December 31, 2002, irrespective of the guarantor’s fiscal year-end. The disclosure requirements are effective for financial statements for interim or annual periods issued after December 15, 2002. The Company has adopted the disclosure provisions of FIN 45 and is evaluating the impact of the measurement provisions on the Company’s financial position or its results of operations.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of FASB Statement No. 123” (“SFAS 148”). SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. The transition and annual disclosure requirements of SFAS 148 are effective for fiscal years ended after December 15, 2002. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the estimate of the market value of our stock at the date of the grant over the amount an employee must pay to acquire the Company’s stock. The Company has adopted the annual disclosure provisions of SFAS 148 in the consolidated financial statements for the year ended December 31, 2002. As the adoption of this standard involves disclosures only, the Company does not expect a material impact on its financial position or its results of operations.

In January 2003, the FASB issued Interpretation No. 46 (“FIN 46”), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51, which relates to the identification of, and financial reporting for, variable-interest entities (VIEs). FIN 46 has far-reaching effects and applies to new entities that are created after January 31, 2003, as well as to existing VIEs no later than the beginning of the first interim or annual period that starts after July 1, 2003. The Company believes that the adoption of FIN 46 will not have an impact on its financial position or on its results of operations.

CrossLogix, Inc.

Notes to Consolidated Financial Statements (Continued)

2.	Property and Equipment

Property and equipment consist of the following:

	Useful Lives	December 31,
		2002	2001
Equipment	2-4 years	$583,461	$860,486
Furniture and fixtures	5 years	—	207,248
Leasehold improvements	5 years	—	33,531
Software	3 years	271,420	265,348

		854,881	1,366,613
Accumulated depreciation and amortization		(754,881)	(957,879)

		$100,000	$408,734

Depreciation and amortization expense for 2002 and 2001 was $173,146 and $275,154, respectively. Property and equipment includes assets under capitalized leases of $703,294, at December 31, 2001. Accumulated amortization related to assets under capital leases totaled $658,802 at December 31, 2001. During 2002, the Company abandoned assets with a net book value of $86,448 in connection with the termination of operating leases in California and New York, as further discussed in Note 4.

3.	Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consist of the following:

	December 31,
	2002	2001
Accounts payable	$70,038	$116,858
Accrued liabilities	254,192	313,285

	$324,230	$430,143

CrossLogix, Inc.

Notes to Consolidated Financial Statements (Continued)

4.	Restructuring Costs

During 2001, the Company adopted a plan to reduce its workforce and recorded severance cost of $182,500 of which $50,100 is included in research and development expense, $125,300 in sales and marketing expense and $7,100 in general and administrative expenses in the accompanying consolidated statement of operations. The reduction in workforce included 20 employees located in the United States of America and were from all functional areas. All costs incurred were paid prior to December 31, 2001. In February 2002, in an effort to further restructure its operations, the Company had an additional reduction in workforce of 7 employees located in the United States of America from all functional areas. The Company recorded a restructuring charge of $25,400 of which $6,881 is included in research and development expense, $16,026 in sales and marketing expense and $2,493 in general and administrative expenses in the accompanying consolidated statement of operations.

In May and November 2002, the Company entered into agreements to terminate its operating leases for office facilities in New York and California, respectively. The original expiration date for both the aforementioned leases was September 2004. In connection with the lease termination for the New York office facility, the Company paid $155,209 in cash and surrendered a security deposit of $69,791 to the lessor. No termination fees were required to be paid to the lessor of the California office facility. The Company recorded lease termination costs of $311,448 in general and administration expenses in the accompanying consolidated statement of operations, which included $86,448 of abandoned property and equipment written-off.

5.	Income Taxes

The components of the net deferred tax asset are as follows:

	December 31,
	2002	2001
Net operating loss carryforwards	$10,360,000	$8,889,000
Tax credit carryforwards	1,182,000	862,000
Property and equipment	176,000	245,000
Accruals and other	24,000	84,000

	11,742,000	10,080,000
Less: Valuation allowance	(11,742,000)	(10,080,000)

Net deferred tax asset	$—	$—

Net deferred tax assets are recorded if realization of such assets is more likely than not. Based upon the weight of available evidence, which includes the Company’s historical operating performance and the reported cumulative net losses in prior years, the Company has provided a full valuation allowance against its net deferred tax assets.

CrossLogix, Inc.

Notes to Consolidated Financial Statements (Continued)

As of December 31, 2002, the Company had net operating loss carryforwards available to reduce its future taxable income of approximately $27,461,000 and $13,323,000 for federal and state income tax purposes, which will expire in 2017 and 2005, respectively. As of December 31, 2002, the Company had research and development credit carryforwards of $584,000 and $569,000, respectively for federal and California income tax purposes. The federal research and development credit will expire in 2022. The California research and development credit can be carried forward indefinitely.

Under the Tax Reform Act of 1986, the amounts of benefits from net operating loss carryforwards may be impaired or limited as the Company has incurred a cumulative ownership change of more than 50%, as defined, over a three year period.

The effective tax rate is reconciled to federal tax rate as follows:

	Years Ended December 31,
	2002	2001
Tax at federal statutory rate	(34.00)%	(34.00)%
State benefit, net of federal	(6.9)	(5.1)
Non-deductible items	0.2	1.7
Research and development credits	(2.6)	(1.3)
Net operating loss carryforwards not utilized	43.3	38.7

	0.00%	0.00%

6.	Redeemable Convertible Preferred Stock

Under the Company’s Amended and Restated Certificate of Incorporation, the Company’s preferred stock is issuable in series and the board of directors is authorized to determine the rights, preferences and terms of each series.

Redeemable convertible preferred stock consists of the following at December 31, 2002 and 2001:

	Shares Authorized	Shares/Warrants Issued and Outstanding	Carrying Value	Liquidation Amount
Series A	5,000,000	4,982,000	$4,953,238	$4,982,000
Series B	3,500,000	3,333,335	4,976,348	5,000,002
Series C	7,300,000	7,268,211	21,892,074	21,949,997

	15,800,000	15,583,546	31,821,660	31,931,999
Series A warrants	—	18,000	4,060	—
Series B warrants	—	5,333	3,271	—

	15,800,000	15,606,879	$31,828,991	$31,931,999

CrossLogix, Inc.

Notes to Consolidated Financial Statements (Continued)

On March 24, 1999, August 26, 1998 and April 29, 1997, the Company issued Series A redeemable convertible preferred stock to investors at $1.00 per share for net cash proceeds of $121,060, $1,357,676 and $3,474,502, respectively. On April 1, 1999, the Company issued Series B redeemable convertible preferred stock to investors at $1.50 per share for net cash proceeds of $4,976,348. On April 10, 2000, the Company issued Series C redeemable convertible preferred stock to investors at $3.02 per share for net cash proceeds of $21,892,074.

Shareholders of redeemable convertible preferred stock (“Preferred Stock”) have the right to convert their preferred shares at anytime into fully paid and nonassessable shares of common stock. Each share is converted at a rate determined by dividing the original issue price by the conversion price. The conversion price is determined at the time of conversion and currently is equal to the original issuance price and results in Preferred Stock being convertible to common stock on a one to one basis. All preferred shares are automatically convertible upon the earlier of (i) an underwritten public offering with a per share price of not less than $9.00 and aggregate proceeds not less than $25,000,000 or (ii) the date specified by written consent or agreement of the holders of 60% of the then outstanding shares of preferred stock, voting together as a single class. The Company has reserved 4,982,000, 3,333,335 and 7,268,211 shares of common stock for the conversion of the Series A, Series B and Series C Preferred Stock, respectively.

The shareholders of Series A, Series B and Series C Preferred Stock are entitled to receive noncumulative dividends at the rate of $0.10, $0.15 and $0.302 per share, respectively, if declared by the board of directors. These dividends are in preference to any declaration or payment of any dividend on common stock of the Company. No dividends have been declared through December 31, 2002.

Upon liquidation, dissolution or winding up of the Company, including a merger or acquisition of the Company by another entity that results in a transfer of 50% or more of the voting rights of the Company, the preferred shareholders are entitled to a liquidation preference on an equal priority, of the original issue price, plus any declared but unpaid dividends, prior to and in preference to any distribution to the common shareholders. If liquidation occurs, any remaining assets subsequent to distribution of the liquidation preference would be distributed ratably to the shareholders of common stock and Preferred Stock, on an as converted basis, in proportion to the number of shares owned by each shareholder. As a liquidation event in which a transfer of 50% or more of the voting rights of the Company is outside the control of the Company, the Preferred Stock has been classified outside of equity.

Shareholders of Preferred Stock are entitled to one vote for each share of common stock into which such Preferred Stock could be converted. The voting rights of the holders of Preferred Stock are equal to the voting rights of the holders of common stock. With the issuance of Series C Preferred Stock, each series of Preferred Stock has the right to elect one member of the board of directors as long as there remains 1,000,000 shares outstanding of a specific series of Preferred Stock.

CrossLogix, Inc.

Notes to Consolidated Financial Statements (Continued)

Warrant

In August 1997, the Company granted a warrant to purchase 18,000 shares of Series A redeemable convertible preferred stock at $1.00 per share in conjunction with obtaining equipment lease financing. The warrant is fully exercisable and expires in August 2004. In July 1999, the Company granted a warrant to purchase 5,333 shares of Series B redeemable convertible preferred stock at $1.50 per share in conjunction with obtaining equipment lease financing. The warrant is fully exercisable and expires in July 2006.

7.	Shareholders’ Deficit

Common stock

Each share of common stock is entitled to one vote. The holders of common stock are entitled to receive dividends whenever funds are legally available and declared by the board of directors, subject to the prior rights of holders of Preferred Stock. No dividends have been declared or paid since the Company’s inception.

Stock option plans

In 1997 the Company established a stock option plan (the “Plan”) under which incentive and nonqualified stock options may be granted to employees, directors and consultants of the Company to purchase up to 1,462,500 shares of common stock. Amendments increasing the number of shares thereunder from 1,462,500 to 3,747,748 were approved by the Company. The exercise price of incentive stock options cannot be less than the fair market value at the date of grant. The exercise price of any option granted to any person who owns more than 10% of the total combined voting power of all classes of stock of the Company shall not be less than 110% of the fair value at the date of grant. The exercise price of nonqualified options shall not be less than 85% of the fair value. Fair value per common share is determined by the board of directors. Options granted generally have a maximum term of 10 years from the grant date, are exercisable within the times or upon the events determined by the board of directors as set forth in the grant and generally become exercisable over a four-year period.

CrossLogix, Inc.

Notes to Consolidated Financial Statements (Continued)

The following is a summary of the option activity under the Plan:

	Options Available for Grant	Options Outstanding		Weighted Average Exercise Price
		Number of Shares	Price Per Share
Balance at December 31, 2000	945,812	2,470,661	$0.10-$0.30	$0.24
Options granted	(994,460)	994,460	$0.30	$0.30
Options exercised	—	(28,227)	$0.10-$0.30	$0.19
Options canceled	1,761,440	(1,761,440)	$0.10-$0.30	$0.28

Balance at December 31, 2001	1,712,792	1,675,454	$0.10-$0.30	$0.23
Options exercised	—	(4,166)	$0.20	$0.20
Options canceled	736,871	(736,871)	$0.10-$0.30	$0.26

Balance at December 31, 2002	2,449,663	934,417	$0.10-$0.30	$0.21

Range of Exercise Prices	Options Outstanding at December 31, 2002	Weighted- Average Remaining Contractual Life (in Years)	Weighted Average Exercise Price	Exercisable at December 31, 2002
$0.10	50,000	5.42	$0.10	50,000
$0.20	732,917	6.87	$0.20	695,172
$0.30	151,500	8.28	$0.30	69,038

	934,417	7.02		814,210

At December 31, 2001, options to purchase 1,622,329 shares were exercisable at a weighted exercise price of $0.24 per share.

The weighted average fair value of the stock options granted in 2001 was $0.054. The Company did not grant any stock options in 2002. The fair value of each grant in 2001 was estimated on the date of grant using the minimum value method with the following assumptions:

Risk-free interest rate	4.43%
Expected life	3.4 years
Dividend yield	0%

CrossLogix, Inc.

Notes to Consolidated Financial Statements (Continued)

All options granted by the Company prior to December 31, 2000 have a repurchase feature which allows the Company to repurchase immature shares from terminated employees. As a result all options granted prior to December 31, 2000 are accounted for using the variable method. For 2001, the Company recorded a decrease in deferred stock-based compensation due to employee terminations of $24,466 net of increases in deferred stock-based compensation and in 2002 the Company recorded a decrease in deferred stock-based compensation due to employee terminations of $3,352 net of increases in deferred stock-based compensation. During 2002 and 2001, $2,217 and $8,891, respectively, of this deferred stock-based compensation was amortized to expense in the accompanying statement of operations.

8.	Commitments and Contingencies

The Company had an equipment lease line of credit agreement under which $137,735 were outstanding December 31, 2001. Borrowings under this agreement were collateralized by the assets leased under this agreement and bore interest at prime minus 0.50% not to exceed 8.5%. As of December 31, 2002, there are no amounts outstanding under the capital leases.

The Company subleased its main office facility in Redwood Shores, California and its office in New York City, under operating leases scheduled to expire in September 2004, which required the Company to pay a portion of operating costs, including property taxes, insurance, and maintenance. As discussed in Note 4, these leases were terminated in 2002.

The Company’s rental expense under operating leases for 2002 and 2001 totaled $782,614 and $649,000, respectively.

Software license indemnity

Under the terms of the Company’s software license agreements with its customers, the Company agrees that in the event the software sold infringes upon any patent, copyright, trademark, or any other proprietary right of a third party, it will indemnify its customer licensees, against any loss, expense, or liability from any damages that may be awarded against its customer. The Company includes this infringement indemnification in all of its software license agreements and selected managed services arrangements. In the event the customer can not use the software or service due to infringement and the Company can not obtain the right to use, replace or modify the license or service in a commercially feasible manner so that it no longer infringes, then the Company may terminate the license and provide the customer a refund of the fees paid by the customer for the infringing license or service. The Company has recorded no liability associated with this indemnification, as it is not aware of any pending or threatened actions that are probably losses.

CrossLogix, Inc.

Notes to Consolidated Financial Statements (Continued)

9.	Subsequent Event

On February 4, 2003, the Company was acquired by BEA Systems, Inc., a publicly-held software company. BEA Systems paid $8,900,000 less an aggregate of $2,059,212 for a working capital adjustment, certain third-party expenses, closing costs, and bonuses and severance amounts to the various employees of the Company, in accordance with the terms of the purchase agreement. The holders of the Company’s Series A preferred stock, Series B preferred stock and Series C preferred stock received an aggregate of $6,840,788.